Exhibit 99.1

BLUEGREEN VACATIONS INVESTOR PRESENTATION December 2019

Forward-looking Statements Certain statements in this presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on current expectations of management and can be identified by the use of words such as “believe”, “may”, “could”, “should”, “plans”, “anticipates”, “intends”, “estimates”, “expects”, and other words and phrases of similar impact. Forward-looking statements involve risks, uncertainties and other factors, many of which are beyond our control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, risks relating to our ability to achieve increases in VOI sales including new owner sales; our ability to successfully implement our strategic plans and initiatives, generate earnings and long-term growth; the risk that revenue and income streams will not be recurring, long-term, or sustainable; risks that our current or future marketing alliances, if any, will not contribute to growth or be profitable; the risk that our business relationship with Bass Pro under the revised terms of our marketing agreement with Bass Pro may not be as profitable as under the prior terms, or at all, or otherwise result in the benefits anticipated; risks that our anticipated expansion into Cabela’s stores will not be in the number or in the timeframes anticipated, or at all; risks that the increases in package sales may not be achieved and may not result in increased guest tours in the timeframe anticipated or at all; risks that dividend payments will not continue at current levels, or at all; risks that the Company’s costs, including costs of VOIs sold, and provision for loan losses will not be within the expected ranges; risks that the Company’s efforts to address the increase in default rates may not be successful and default rates may exceed the Company’s expectations; risks that digital initiatives will not be successful; risks of decreased demand from purchasers or the ability to maintain an optimal inventory of VOIs for sale; risks associated with changes in senior management; risks related to our indebtedness; and the additional risks and uncertainties described in Bluegreen's filings with the Securities and Exchange Commission, including, without limitation, those described in the “Risk Factors” section of Bluegreen’s Annual Report on Form 10-K for the year ended December 31, 2018 and those described in Bluegreen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which was filed on October 31, 2019. Bluegreen cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Bluegreen does not undertake, and specifically disclaims any obligation, to update or supplement any forward-looking statements. bluegreenvacations 1

Bluegreen Vacations Overview 1994 Entered Vacation Ownership Industry 69 Resorts (1) 45 Club Resorts / 24 Club Associate Resorts ~219,000(1) Vacation Club Owners ~235,000(2) 69% (2) “Capital-Light" Revenue 46%(2) Sales to New Customers Tours Annually 46%(2) Sales to New Customers $124 Million(2)(3) Adjusted EBITDA (1) Data as of 9/30/19 (2) LTM period ended 9/30/19. (3) See appendix for a reconciliation of Adjusted EBITDA to Net Income of $44.1 million for the LTM ended 9/30/19. bluegreenvacations 2

A Leading Operator of "Drive-To" Vacation Ownership Resorts

- 89% of owners live within a 4-hour drive to a Bluegreen resort
- Geographically diverse owner base
- Opportunities for growth in the western U S



WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
MD
DE
NJ
CT
MA
VT
NH
ME
Bluegreen Club Resorts (42)
Bluegreen Club Resorts - Big Cedar JV (3)
Club Associate Resorts (24)
Kauai
Niihau
Oahu
Molokai
Lanai
Maui
Hawaii
ARUBA
BAHAMAS
Percent of Owner Population by State
6-9%
4-5%
2-3%
< 2%

(1) Resort and Owner data as of 12/31/18.
(2) Club Resorts include resorts in which owners have the right to use most of the units in connection with their ownership
(3) Club Associate Resorts include resorts in which owners have the right to use a limited number of units in connection with their ownership.

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Bluegreen Vacation Club–Owner Benefits Basic Ownership $139 annual Club dues (1) (100% of owners) 69 Resorts (2) RCI  4,300+ resorts in Significant Vacation Flexibility Including destination, length of stay and borrow-and-save options (3) 100+ countries The Bluegreen Vacation Club provides access to a variety of destinations and resort types Optional Traveler Plus Program $59.00 incremental annual fee (69% of owners participate) Choice Hotels Over 6,900 hotels in 40 countries Cruise Packages Norwegian, Carnival, Crystal, Royal Caribbean, Holland America 48 Internal Direct Exchange Resorts Select Connection, Prizzma Additional Vacation Options Interval, Coast to Coast Discounts at various hotels, restaurants, retail and leisure establishments as well as rental car agencies (1) Also requires annual payment of maintenance fees. (2) As of 12/31/18. (3) Ability to carryover any unused points for one year and to borrow points from the next year, subject to certain restrictions and fees. bluegreenvacations 4

Investment Attributes 1 Capital-Light and flexible approach to Vacation Ownership Business 2 Multiple revenue streams and attractive margins 3 Differentiated vacation ownership base 4 Multi-channel Sales & Marketing sourced through strategic partnerships 5 Strong liquidity supported by recurring free cash flow and low leverage 6 Attractive dividend yield bluegreenvacations 5

Capital–Light Approach: Diverse Inventory Sources

	Fee-Based	Just-in-Time	Secondary	Developed
Description	Sales of VOIs owned by third-party developers and pursuant to which we are paid a commission	Sales of VOIs acquired from third-party developers in close proximity to when we intend to sell such VOIs	Sales of VOIs we acquire from HOAs or other owners typically at a significant discount to retail price	Sales of VOIs in resorts that we develop or acquire other than just-in-time and secondary market sales
Capital-light	✓	✓	✓	
Advantages	• No debt necessary • All cash business • Attractive Gross Margin	• No debt necessary • Opportunity for profits on financing provided to purchasers	• No debt necessary • Opportunity for profits on financing provided to purchasers • Attractive Gross Margin	• Opportunity for profits on financing provided to purchasers • Attractive Gross Margin
Disadvantages	• No finance profits (lowest EBITDA)	• Lowest Gross Margin • Purchase inventory for cash upfront	• Purchase inventory for cash up front	• Requires debt and/or cash equity upfront to fund
% of LTM 9/30/2019 System-wide VOI sales	51%	3%	19%	27%
Cash cost / GAAP cost [1]	N.A.	~30% / ~30%	~10% / ~13%	~22% / ~13%
Revenue	Commission	System-wide VOI sales less allowance for loan loss		
Bluegreen owned		✓	✓	✓
Recurring financing interest income		✓	✓	✓
Recurring mortgage servicing fees	✓			

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Capital–Light and Flexible Business Model System-Wide Sales for the Last Twelve Months ended September 30, 2019 Predominantly Capital-Light 31% 69% Capital-Light Revenue Developed Revenue Well-Balanced Sales 54% 46% New Customer Sales Existing Owner Sales Cash and Interest Income 42% 58% Financed Sales Cash Sales(1) (1) Cash sales represent the portion of system-wide sales of VOIs that is received from customers in cash within 30 days of purchase. bluegreenvacations 7

Multiple Revenue Streams Initial VOI Sale First-time customer Purchase of real-estate-backed points annually in perpetuity Title fees Finance Loans to qualified customers Interest income Mortgage servicing fees Management and Other Fee-Based Services Resort management services Club management Other owner programs Additional VOI Purchases Purchase of additional real-estate-backed points Incremental financing, title, management and maintenance fees Revenue for the LTM Ended September 30, 2019 (1) Management & Other Fee-Based Services 26% Consumer Financing 12% Developed VOI Sales 19% Capital-Light VOI Sales (2) and Fee Based Commissions 43% 69% Capital-Light (1) Excludes Other Income, net. (2) Includes just-in-time and secondary market inventory arrangements. bluegreenvacations 8

Sources of Revenue Sales of VOIs and Financing (2) System-Wide VOI Sales, net (1) System-Wide Sales VOI Sales Revenue Fee-Based Sales Commission Revenue Non-Fee- Based VOI Sales Revenue Interest Income (4) Resort Operations and Club Management ($ in millions) # of Tours x Wtd. Avg. Close Rate x Avg. Transaction Size Multiple ways to achieve target results Fee-based VOI Sales x % Commission Asset-light source of revenue Non-Fee-Based VOI Sales – Provision For Loan Losses Programmatic conversion to revenue Consumer Finance Receivables x Average Coupon Average FICO of 730(3) Number of Resorts & Club Members Recurring and growing income stream System-Wide VOI Sales (1) 2017 $619 2018 $624 LTM 9/30/2019 $610 Commissions Revenue 2017 $229 2018 $216 LTM 9/30/2019 $210 Non-Fee-Based VOI Sales Revenue $242 2017 $254 2018 $245 LTM 9/30/2019 Interest Income on VOI Notes Receivable Portfolio $80 2017 $79 2018 $80 LTM 9/30/2019 Segment Revenue %150 2017 $168 2018 $184 LTM 9/30/2019 (1) System-wide VOI sales represents all sales of VOIs, whether owned by us or a third-party immediately prior to sale. GAAP sales of VOIs only include sales of our owned inventory and are further reduced by our estimated provision for loan losses. (2) Excluding mortgage servicing revenue of $5.2 million, $6.0 million and $6.2 million in 2017, 2018 and LTM ending September 30, 2019 respectively. Also excludes title revenues of $14.7 million, $12.2 million and $12.9 million in 2017, 2018 and LTM ending September 30, 2019 respectively. (3) Weighted-average FICO score at origination in YTD 2019 after a 30-day, “same as cash” period after the point of sale. (4) Excludes non-financing interest income. bluegreenvacations 9

Attractive Segment EBITDA Margins EBITDA from Sales of VOIs and Financing 35.0% 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% 2017 EBITDA from Resort Operations and Club Management 2018 Total EBITDA YTD 9/30/19 bluegreenvacations 10

Differentiated Owner Base Bluegreen Vacation Club Owners (in thousands) CAGR: 4% 170 179 189 199 208 218 216 219 2012 2013 2014 2015 2016 2017 2018 2019 Avg. Customer Household Income (1) ($ in thousands) $150 $130 $91 $90 $77 $63 Owner Age at Purchase (2) Unknown 7% Silent Gen 4% Baby Boomer 28% Gen X 24% Millennial 27% Generation US Adult Population Millennial 28% GenX 35% Baby Boomer 28% Silent Gen 9% (1) Above HGV, VAC and WYND data from 2019 investor presentations issued by each, respectively. US Mean and Median from US Census Bureau September 2019. BXG internal data from 2019. (2) Represents owner age at time of purchase for all sales to new owners 1/1/14-12/31/18. US Adult Population from US Census Bureau (2017). bluegreenvacations 11

Multi-Channel Sales & Marketing 180,000+ Vacation Packages Sold (1) ~235,000 Tours Annually (New Customer & Existing Owners) (3) $744 Million System-Wide VOI Sales (3) ~219,000 Vacation Club Owners (2) Vacation Packages & Leads Bass Pro Shops Cabela’s CHOICE Hotels Tanger Outlets | Premium Outlets | Simon Malls Tours Sales In-House Tours Owners Marketing Mix by % of Sales(1) Other New Customer 26% Choice 7% Bass Pro 13% Existing Owners 54% New Customer Sales Existing Owner Sales (1) Year to date 9/30/2019. (2) As of 9/30/19. (3) LTM period ended 9/30/19 bluegreenvacations 12

Strategic Relationships Bluegreen has multiple channels intended to generate sales within our core demographic CHOICE Hotels Extended strategic alliance through 2032 Expanded opportunities in Choice marketing relationship Currently 37 Bluegreen Vacations resorts are included in Choice’s upscale Ascend Hotel Collection portfolio of unique, boutique and historic independent hotels and resorts. Bass Pro Shops Cabela’s One-way, exclusive in-store Bass Pro marketing relationship Operate kiosks in 68 Bass Pro and 7 Cabela’s stores Once fully rolled out, expect to have a presence in at least 60 Cabela’s stores Tanger Outlets Premium Outlets Simon Malls Active in 21 outlet malls in proximity to Bluegreen resorts Sell vacation packages to entice prospective owners to tour Bluegreen preview centers bluegreenvacations 13

Extensive Network to Reach Target Customers Sales of Bluegreen Vacation Packages at 96 Locations(1) - Anticipate adding 53 Cabela’s locations over the next 2 years Bass Pro Shops Tanger Outlets Premium Outlets Simon Malls Cabela’s Percent of Owner Population by State 6-9% 4-5% 2-3% <2% (1) As of 9/30/19. (2) Owner data as of 12/31/2018 bluegreenvacations 14

Strong Liquidity Position ($ in millions) Liquidity Position Unrestricted Cash Free Cash Flow (1) Availability (2) Under Credit Lines $250 $200 $150 $100 $50 $0 $219.4 $183.2 12/31/2018 9/30/2019 Free Cash Flow(1) $35 $30 $25 $20 $15 $10 $5 $0 $21.4 YTD 2018 $31.8 YTD 2019 $200 $180 $160 $140 $120 $100 $80 12/31/2018 $193.3 9/30/2019 $131.2 Liquidity Profile As of September 30, 2019, Bluegreen had total availability(2) of $131.2 million under its $365.0 million of credit and receivable purchase facilities October 2019 expansion of corporate credit line resulted in additional availability of $95 million (2) Non-receivable-backed debt to equity ratio of 0.41:1 at 9/30/19 vs 0.43:1 at 12/31/18 Track record of producing free cash flow (“FCF”)(3) and significant cash on hand (1) Nine months ended 9/30/19 and 9/30/18 (2) Subject to eligible collateral and terms and conditions of each facility. (3) See the supplemental tables for a reconciliation of cash flow from operating activities to free cash flow, which is defined as cash provided by operating activities less capital expenditures for property and equipment. bluegreenvacations 15

Securitization History and Other Credit Facilities Recent Securitization History Initial Loan Balance Advance Rate Weighted Avg. Interest Rate Stated Maturity Weighted Avg. FICO Score 2018-A 2017-A 2016-A 2015-A 2013-A 2012-A $117. 7 $120.2 $130.5 $117.8 $110.6 $100.0 87.20% 88.00% 90.00% 94.25% 93.75% 89.50% 4.02% 3.12% 3.35% 3.02% 3.20% 2.94% 2034 2032 2031 2030 2028 2027 718 713 707 708 710 714 Securitization History 2018-A $118 $97 2017-A 120 70 2016-A 131 53 2015-A 118 34 2013-A 111 20 2012-A 100 10 2010-A 108 0 BXG Legacy 2010 27 0 2008-A 60 0 2007-A 177 0 2006-B 139 0 2006-A(GE) 125 0 2005-A 204 0 2004-B 157 0 2004-A(GE) 39 0 2002-A 170 0 Total $1,904 $283 . ~$131 Million of Available Credit Facility Liquidity (1) Corporate Credit Line 4 $75 $75 KeyBank / DZ Purchase Facility 3 $19 $61 $80 Liberty Bank Facility 3 $28 $22 $50 Quorum Purchase Facility 3 $45 $5 $50 NBA Facility 3 $36 $34 $70 Pacific Western Bank Facility 3 $31 $9 $40 Outstanding Availability 2 (1) As of 9/30/19. (2) Subject to eligible collateral, if applicable, and terms and conditions of each facility. (3) Facilities for the financing of the Company’s VOI notes receivable. (4) October 2019 expansion increased availability to $95 million bluegreenvacations 16

VOI Sales Finance Business LTM 9/30/19 Net Interest Spread ($ in millions) $80 ($21) $0 $59 Interest income on VOI Notes Receivable Portfolio – Interest Expense on Receivable Backed Debt – Net Mortgage Services = Financing Revenue Seller-financing provided for up to 90% of purchase price (down payment may include equity) Facilitates VOI sales and earns net interest spread Weighted average interest rate: 14.9% (1) In-house servicing team FICO Profiles 12/31/18(2) 58% 700+ 3% <600 39% 600-699 Average FICO score of 726 (3) 9/30/19(4) 59% 700+ 2% <600 39% 600-699 Average FICO score of 730 (3) Average Annual Default Rate 8.50% 2017 8.41% 2018 8.59% LTM 9/30/2019 (1) As of 9/30/19. Rate depends on FICO score, down payment, existing ownership and ACH participation. (2) FICO scores at origination for VOI notes receivable outstanding on 12/31/18; excludes obligors with no FICO score. (3) Weighted-average FICO score originations after a 30-day, “same as cash” period from the point of sale. (4) FICO scores at origination for VOI notes receivable outstanding on 9/30/19; excludes obligors with no FICO score. bluegreenvacations 17

Timeshare Exit Third-party firms and attorneys convince owners to stop paying their timeshare mortgages as a means of exiting their ownership, in most cases without the owner understanding the consequences. Industry-wide issue which has resulted in increased default rates starting in 2015. Addressing the issue through multi-pronged approach, which is believed will impact default rates over time. Legal Zero-Tolerance Litigation Meetings with Attorneys-General / Education of Regulators Policy and Process More options available to address Owners’ needs at the Bluegreen level Improved onboarding for new owners Outreach Increased communications with existing owners Participation in ARDA’s Coalition for Responsible Exit bluegreenvacations 18

Attractive Dividend Yield YTD 9/30/19 Free Cash Flow Before Inventory Investment and Cap Ex $81.2 million Inventory Investment $30.9 million Cap Ex Investment $18.5 million Free Cash Flow $31.8 million Dividends of $38.0 million 119% of Free Cash Flow Dividend Yield (b) 6.00% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% BXG WYND VAC HGV(a) (a) HGV does not currently pay a dividend. (b) Based on trading prices on 11/29/2019 bluegreenvacations 19

Cap Ex Investment – New/Expanded Sales Offices The Éilan San Antonio, TX New 11,320 sq. ft. Sales Office Opened in November 2018 YTD September 2019 Sales: $13.5 million The Marquee New Orleans, LA New 5,400 sq. ft. Sales Office Opened in December 2018 YTD September 2019 Sales: $7.9 million The Fountains Orlando, FL Added 27,000 sq. ft. to Sales Office Opened July 2019 YTD September 2019 Sales: $61.6 million bluegreenvacations 20

Cap Ex Investment: Digital Capabilities Bluegreenvacations.com Re-launched new site in December 2018 Digital Self-Service Over 25% of mini-vacations booked online in 2019 compared to less than 5% last year Personalizing the Experience Tailored search experience to owners and guests through a data driven approach bluegreenvacations 21

Potential Growth Drivers Product & Geographic Expansion Northeastern and Western Expansion Strategic M&A And Fee-Based Development Process Improvements Customer Retention Focus on Efficiency New Customer Growth Expanded Marketing Relationships Improved Sales Performance bluegreenvacations 22

RECENT PERFORMANCE

3Q19 Highlights 1 Total revenue for the quarter increased by 1.8% to $205.9 million compared to the prior year quarter, primarily due to growth in other fee-based revenues offsetting the decline in VOI sales. 2 Earnings per diluted share for the quarter was $0.27, flat to the prior year quarter 3 Adjusted EBITDA for the quarter increased 5.9% to $37.0 million(1) compared to the prior year quarter, due to higher gross margins 4 Resort Operations and Club Management revenue for the quarter increased 13.7% to $50.6 million compared to the prior year quarter; segment adjusted EBITDA increased 19.4% to $14.6 million(1) 5 System-wide VOI sales for the quarter decreased 1.7% to $170.4(1) million compared to the prior year quarter due to lower average sales price per transaction and lower tours 6 Commenced vacation package sales operations in one new Bass Pro store and seven new Cabela’s stores, and resumed sales in all prior Bass Pro locations. Total package sales volumes in the third quarter of 2019 increased approximately 8% compared to the third quarter of 2018 7 Made changes and additions to the executive management team with a view to positioning the Company for future growth (1) See appendix for reconciliation bluegreenvacations 24

Third Quarter Performance ($ in millions except per share data) System-Wide Sales of VOIs $174 $172 $170 $168 $173.3Q 2018 (1) (1.7)% $170.4 3Q 2019 (2) Total Revenues $210 $205 $200 $195 $190 $202.2 3Q 2018 (1) 1.8% $205.9 3Q 2019 (2) Adjusted EBITDA $40 $39 $38 $37 $36 $35 $34 $33 $32 $31 $30 $34.9 3Q 2018 (1) 5.9% $37.0 3Q 2019 (2) Earnings Per Share (4) $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 $0.27 0.0% $0.27 3Q 2018 (1) 3Q 2019 (2) (1) Three months ended 9/30/18. (2) Three months ended 9/30/19. bluegreenvacations 25

Year to Date Performance ($ in millions except per share data) System-Wide Sales of VOIs $500 $480 $460 $440 $420 $400 $478.1 (3.0%) $463.6 YTD 2018 (1) YTD 2019 (2) Total Revenues $580 $570 $560 $550 $540 $530 $520 $510 $500 $564.7 1.0% $570.3 YTD 2018 (1) YTD 2019 (2) Adjusted EBITDA $120 $110 $100 $90 $80 $70 $60 $50 $40 $30 $110.1 YTD 2018 (1) (16.6)% $91.8 YTD 2019 (2) Earnings Per Share (4) $1.00 $0.90 $0.80 $0.70 $0.60 $0.50 $0.40 $0.30 $0.20 $0.10 $0.00 $0.91 YTD 2018 (1) (63.7)% $0.33 YTD 2019 (2) (1) Nine months ended 9/30/18. (2) Nine months ended 9/30/19. (3) See appendix for reconciliations to net income of $68.2 million and $24.3 million, respectively. (4) Includes net present value of expenses related to the Bass Pro settlement of $39.1 million, or $0.39 per share bluegreenvacations 26

Third Quarter Recurring Revenue Mix ($ in millions) Resort Operations and Club Management Revenue $54 $51 $48 $45 $42 $39 $44.5 3Q 2018 13.7% $50.6 3Q 2019 Financing Revenue: Interest Income $20.5 $20.0 $19.5 $19.0 $18.5 $18.0 $20.0 3Q 2018 0.2% $20.0 3Q 2019 Other Recurring Revenue $6.0 $5.0 $4.0 $3.0 $2.0 $1.0 $0.0 $4.9 $1.5 $3.5 3Q 2018 1.4% $5.0 $1.6 $3.4 3Q 2019 Title Revenue Mortgage Servicing Revenue bluegreenvacations 27

Year to Date Recurring Revenue Mix ($ in millions) Resort Operations and Club Management Revenue $145 $140 $135 $130 $125 $120 $115 $127.3 YTD 2018 12.1% $142.6 YTD 2019 Financing Revenue: Interest Income $62 $60 $58 $56 $54 $52 $50 $48 $46 $44 $42 $40 $38 $36 $59.3 YTD 2018 1.2% $60.0 YTD 2019 Other Recurring Revenue $16 $14 $12 $10 $8 $6 $4 $2 $0 $13.7 $4.4 $9.4 YTD 2018 0.7% $13.8 $4.6 $9.2 YTD 2019 Title Revenue Mortgage Servicing Revenue (1) Nine months ended 9/30/19 bluegreenvacations 28

Flexible Business Model Capital-light revenue was 69% of total revenue (1) 2018(1) 30% 70% 2019(1) 31% 69% Capital Light Developed Sales on behalf of Fee-Based Service clients were 51% of system-wide sales (1) 2018(1) 49% 51% 2019(1) 49% 51% Fee-Based Service Sales Other Sales Sales mix between new and existing customers 2018(1) 51% 49% 2019(1) 54% 46% New Customers Existing Customers Realized 42% of sales in cash within 30 days of sale(1) 2018(1) 42% 58% 2019(1) 42% 58% Financed Cash (1) Last twelve month periods ended 9/30/18 and 9/30/19, respectively. bluegreenvacations 29

APPENDIX For more information, see Earnings Release dated October 31, 2019 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 31, 2019. Further, the Company refers to certain non-GAAP financial measures, including system-wide sales of VOIs, Adjusted EBITDA, and free cash flow, which are defined in the Company’s Earnings Release and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019. Please see the supplemental tables attached herein for additional information and reconciliation of such non-GAAP financial measures.

Bluegreen Vacation Club Owner’s Focus Vacation Points Annually, in perpetuity Points Placed in Owner’s Account Average Transaction Size (1): $15,473 Legal Structure Deeded interest in a Bluegreen resort Simultaneous with VOI sale Deed Placed in Vacation Club Trust The Product (1) As of 9/30/19 bluegreenvacation 31

Consolidated Statements of Operations and Comprehensive Income

(In thousands)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	For the Nine Months Ended September 30, 2019	For the Nine Months Ended September 30, 2018
Revenue:				
Gross sales of VOIs	$ 82,729	$ 85,151	$ 225,834	$ 231,338
Estimated uncollectible VOI notes receivable	(16,411)	(14,453)	(39,483)	(35,926)
Sales of VOIs	66,318	70,698	186,351	195,412
Fee-based sales commission revenue	60,478	61,641	161,033	167,581
Other fee-based services revenue	33,744	31,057	94,015	89,472
Cost reimbursements	21,111	16,900	58,705	47,157
Interest income	22,081	21,531	65,964	63,771
Other income, net	2,146	378	4,228	1,269
Total revenue	205,878	202,205	570,296	564,662
Costs and expenses:				
Cost of VOIs sold	3,121	11,237	17,541	19,838
Cost of other fee-based services	23,746	19,937	66,538	53,983
Cost reimbursements	21,111	16,900	58,705	47,157
Selling, general and administrative expenses	117,159	112,407	355,041	315,535
Interest expense	10,388	9,208	29,955	25,470
Total costs and expenses	175,525	169,689	527,780	461,983
Income before non-controlling interest and provision for income taxes	30,353	32,516	42,516	102,679
Provision for income taxes	7,778	8,443	9,124	24,997
Net income	22,575	24,073	33,392	77,682
Less: Net income attributable to non-controlling interest	2,248	3,585	9,095	9,509
Net income attributable to Bluegreen Vacations Corporation shareholders	$ 20,327	$ 20,488	$ 24,297	$ 68,173
Comprehensive income attributable to Bluegreen Vacations Corporation shareholders	$ 20,327	$ 20,488	$ 24,297	$ 68,173

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Consolidated Statements of Operations and Comprehensive Income (In thousands except share and per share data) For the Three Months Ended September 30, 2019 2018 For the Nine Months Ended September 30, 2019 2018 Earnings per share attributable to Bluegreen Vacations Corporation shareholders -Basic and diluted $0.27 $0.27 $0.33 $0.91 Weighted average number of common shares outstanding: Basic and diluted 74,446 74,734 74,446 74,734 Cash dividends declared per share $0.17 $0.15 $0.51 $0.45 bluegreenvacations 33

Consolidated Statements of Cash Flows (In thousands) For the Nine Months Ended September 30, 2019 2018 Operating activities: Net income $33,392 $77,682 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 14,069 11,852 Gain on disposal of property and equipment (1,926) — Provision for loan losses 39,462 35,866 (Benefit) provision for deferred income taxes (6,563) 2,730 Changes in operating assets and liabilities: Notes receivable (46,001) (48,492) Prepaid expenses and other assets (10,769) (23,386) Inventory (12,672) (23,405) Accounts payable, accrued liabilities and other, and deferred income 41,333 12,895 Net cash provided by operating activities 50,325 45,742 Investing activities: Purchases of property and equipment (18,502) (24,347) Proceeds from sale of property and equipment 3,249 — Net cash used in investing activities (15,253) (24,347) Financing activities: Proceeds from borrowings collateralized by notes receivable 79,168 114,756 Payments on borrowings collateralized by notes receivable (102,631) (103,578) Proceeds from borrowings collateralized by line-of-credit facilities and notes payable 20,386 50,042 Payments under line-of-credit facilities and notes payable (35,731) (36,717) Payments of debt issuance costs (255) (385) Distributions to non-controlling interest — (4,900) Dividends paid (37,967) (33,631) Net cash used in financing activities (77,030) (14,413) Net(decrease)increase in cash and cash equivalents and restricted cash (41,958) 6,982 Cash, cash equivalents and restricted cash at beginning of period 273,134 243,349 Cash, cash equivalents and restricted cash at end of period $231,176 $250,331 Supplemental schedule of operating cash flow information: Interest paid, net of amounts capitalized $26,067 $22,437 Income taxes paid $15,200 $22,856 bluegreenvacations 34

Consolidated Balance Sheets (In thousands except share and per share data) September 30, 2019 December 31, 2018 ASSETS Cash and cash equivalents $183,207 $219,408 Restricted cash ($19,185 and $28,400 in VIEs at September 30,2019 and December 31, 2018,respectively) 47,969 53,726 Notes receivable, net ($299,374 and $341,975 in VIEs at September 30, 2019 and December 31, 2018,respectively) 445,706 439,167 Inventory 346,821 334,149 Prepaid expenses 14,672 10,097 Other assets 55,783 49,796 Operating lease assets 22,372 — Intangible assets, net 61,535 61,845 Loan to related party 80,000 80,000 Property and equipment, net 102,764 98,279 Total assets $1,360,829 $1,346,467 LIABILITIES AND SHAREHOLDERS'EQUITY Liabilities Accounts payable $21,011 $19,515 Accrued liabilities and other 112,982 80,364 Operating lease liabilities 23,542 — Deferred income 20,323 16,522 Deferred income taxes 84,493 91,056 Receivable-backed notes payable -recourse 94,904 76,674 Receivable-backed notes payable -non-recourse (in VIEs) 341,856 382,257 Lines-of-credit and notes payable 119,045 133,391 Junior subordinated debentures 71,883 71,323 Total liabilities 890,039 871,102 Commitments and Contingencies Shareholders’ Equity Common stock, $.01 par value, 100,000,000 shares authorized; 74,445,923 shares issued and outstanding at September 30, 2019 and December 31,2018 744 744 Additional paid-in capital 270,369 270,369 Retained earnings 144,971 158,641 Total Bluegreen Vacations Corporation shareholders' equity 416,084 429,754 Non-controlling interest 54,706 45,611 Total shareholders' equity 470,790 475,365 Total liabilities and shareholders' equity $1,360,829 $1,346,467 bluegreenvacations 35

Free Cash Flow Reconciliation (In thousands) For the Nine Months Ended (in thousands) 2019 2018 Net cash provided by operating activities $50,325 $45,742 Purchases of property and equipment (18,502) (24,347) Free Cash Flow $31,823 $21,395 bluegreenvacations 36

Adjusted EBITDA Reconciliation (In thousands) For the Three Months Ended September 30, 2019 2018 For the Nine Months Ended September 30, 2019 2018 Net income attributable to shareholders $20,327 $20,488 $24,297 $68,173 Net income attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations 2,248 3,585 9,095 9,509 Adjusted EBITDA attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations (2,364) (3,637) (9,339) (9,521) (Gain) loss on assets held for sale (166) 18 (2,146) 9 Add: depreciation and amortization 3,585 3,169 10,453 9,087 Less: interest income (other than interest earned on VOI notes receivable) (1,799) (1,407) (5,437) (4,222) Add: interest expense -corporate and other 5,326 4,207 14,564 11,136 Add: franchise taxes 112 56 171 180 Add: provision for income taxes 7,778 8,443 9,124 24,997 Add: severance 1,924 — 1,924 751 Add: Bass Pro settlement — — 39,121 — Total Adjusted EBITDA $36,971 $34,922 $91,827 $110,099 bluegreenvacations 37

Adjusted EBITDA Reconciliation (In thousands) For the Twelve Months Ended September 30,2019 Net income attributable to shareholders 44,086 Net income attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations 11,976 Adjusted EBITDA attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations (12,286) Gain on assets held for sale (2,152) Add: depreciation and amortization 13,758 Less: interest income (other than interest earned on VOI notes receivable) (7,259) Add: interest expense -corporate and other 18,623 Add: franchise taxes 190 Add: provision for income taxes 12,668 Add: severance 4,823 Add: Bass Pro settlement 39,121 Total Adjusted EBITDA $123,548 bluegreenvacations 38

Other Financial Data (In thousands) Financing Interest Income $20,043 $20,009 $59,985 $59,281 Financing Interest Expense (5,062) (5,001) (15,391) (14,334) Non-Financing Interest Income 2,038 1,522 5,979 4,490 Non-Financing Interest Expense (5,326) (4,207) (14,564) (11,136) Mortgage Servicing Income 1,588 1,454 4,621 4,369 Mortgage Servicing Expense (1,561) (1,419) (4,114) (4,351) Title Revenue 3,425 3,491 9,194 9,355 Title Expense (1,241) (1,227) (3,550) (3,584) bluegreenvacations 39